Exhibit 10.12

Cancer Genetics, Inc.

201 Route 17 North, 2nd Floor

Rutherford, NJ 07675

June 10, 2010

Mr. Louis J. Maione

850 Park Avenue, 10B

New York, New York 10075

Re:	Termination of Employment

Dear Lou:

In connection with the termination of your employment by Cancer Genetics, Inc. (the “Company”) as of June 10, 2010 (the “Termination Date”), you will be provided with the benefits described below in consideration for your execution of this agreement (this “Agreement”).

1. (a) Benefits Continuation. If you would like to do so, you may make an election pursuant to the law known as COBRA, 29 U.S.C. Section 1161 et seq, to continue receiving the group health insurance which the Company currently offers to its employees. You will be solely responsible for the payment of any premiums associated with an election under COBRA.

(b) Payment to Closing. On the 11th day after execution of this Agreement without revocation (June 21, 2010, the “Closing Date”), the Company shall pay to you by wire transfer of immediately available funds to an account designated by the Seller a total sum of $120,000.00 (the “Settlement Amount”).

2. Employee Release. In exchange for the execution of this Agreement and other good and valuable consideration, and except as contemplated by this Section 2, you hereby fully, forever, irrevocably and unconditionally release and discharge the Company, and any subsidiary or affiliated organization of the Company and their current or former officers, directors, stockholders, corporate affiliates, attorneys or employees (the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suit, rights, debts, sums of money, (including the promissory note by and between the Company and you, dated December 27, 2006), costs, accounts, covenants, contracts, agreements, promises, omissions, damages, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature, known or unknown, which you ever had or now have against the Released Parties, including, but not limited to, all claims arising out of your employment (including, but not limited to, your employment agreement with the Company dated October 21, 2009), all claims arising out of your separation from employment, all claims related to the note agreement between you and the Company issued in December 2006, all claims arising from any failure to re-employ you, all claims and damages relating to race, sex, national origin, handicap, religious, sexual orientation, benefits and age discrimination, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000 et. seq., the Age Discrimination in Employment Act, 29 U.S.C. Section 1001, et. seq., and the Americans with Disabilities Act, 42 U.S.C. Section 12101 et. seq., and similar state or local statutes, all wrongful discharge claims, common law tort, defamation, breach of contract and other common law claims and any claims under any other federal, state or local statutes not expressly referenced above. Excluded from the scope of this Agreement is (i) any claim or right by you under any policy or policies of directors and officers liability insurance maintained by the Company as in effect from time to time; and (ii) any right of or for indemnification pursuant to your guaranty of lease obligations of the Company as listed on Exhibit B.

3. Company Release. In exchange for your execution of this Agreement and other good and valuable consideration, the Company hereby fully, forever irrevocably and unconditionally releases and discharges you from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, covenants, contracts, agreements, promises, omissions, damages, obligations, liabilities and expenses (including attorney’s fees and costs), of every kind and nature, known or unknown, which the Company ever had or now have against you; provided, however, that the release will not discharge you from any matters which might arise from your employment relationship with the Company, to the extent that the same were the result of (i) fraud, (ii) a crime involving moral turpitude or dishonesty, or (iii) a violation of Federal, State or local statutes or administrative regulation, provided, however, that such violation would have an adverse impact on the Company as determined by a trier of fact in any trial or proceeding (“Excluded Matters”). As of date of this Agreement, the Company does not have any actual knowledge of an Excluded Matter.

4. Return of Property. By signing below, you agree that you will, on the Closing Date, immediately return to the Company, any documents (including electronic documents, disks and files) that you received and/or created as part of your employment with the Company and that remain in your possession, custody or control, and you further agree that you have not retained (yourself or through an agent) any copies thereof. You further agree that you will, on or before the Closing Date, return all tangible property of the Company that remains in your possession, custody or control; including but not limited to, the 2008 Acura RL, including keys and registration, Company sponsored credit cards and/or calling cards, keys, and any other Company property. You agree and understand that your compliance with the requirements of this Section 4 is an express condition to your entitlement to receive the benefits contemplated by Section 1 of this Agreement. Upon your delivery to the Company of an executed copy of this Agreement, the Company shall return to you any stamps which bear your signature. Any stamps which reference the Company, as well your signature, shall be destroyed by the Company.

5. Confidentiality. You shall keep the terms and conditions of this Agreement strictly confidential. You shall not disclose the terms of this Agreement to anyone, except your tax and/or legal advisors.

6. Nature of Agreement. You and the Company understand and agree that this Agreement is a termination and settlement agreement and does not constitute an admission of liability or wrongdoing on the part of you, the Company, or any other person.

7. Amendment. This Agreement shall be binding upon the parties hereto and may not be modified in any manner, except by a written instrument signed by the parties hereto. This agreement is binding upon and shall inure to the benefit of the parties hereto and their respective agents, assigns, estates, heirs, executors, successors and administrators. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any occasion.

8. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and such illegal and invalid part, term or provision shall be deemed not to be a part of this Agreement.

9. Nondisparagement. You and the Company agree to refrain from directly, or indirectly, making any disparaging remarks about the other party, it attorneys and employees. “Disparaging remarks” shall mean the publication of a matter that is untrue. In the event the Company is contacted to provide any employment reference for you, it shall advise the inquiring party of your job title, job description and dates of employment and that it is against the policy of the Company to provide any additional information.

10. Entire Agreement; Applicable Law; Remedies. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to your termination benefits and settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. This Agreement shall be governed by the laws of the State of New Jersey to the extent not preempted by federal law. In the event of a breach of any provision of this Agreement and General Release, either party may institute an action specifically to enforce any term or terms of this Agreement and General Release and/or seek any damages for breach.

11. Acknowledgments and Affirmations. You acknowledge and affirm that:

(a) All vacation pay was taken to date and a balance of zero vacation hours remain;

(b) You have not filed, caused to be filed, and you are not presently a party to any claim against any Released Party;

(c) You have been paid and/or have received all compensation, wages, bonuses, commissions, and/or benefits to which you are entitled;

(d) You have been granted any leave to which you were entitled under the Family and Medical Leave Act (or related state or local leave laws) and disability accommodation laws;

(e) You have no known workplace injuries or occupational diseases; and

(f) You have not been retaliated against for reporting any allegations of wrongdoing by Cancer Genetics, Inc. or its officers, including any allegations of corporate fraud.

12. Compliance With Agreement. You agree and understand that your compliance with the requirements of this Agreement is an express condition to your entitlement to receive the Settlement Amount. You agree and acknowledge that you would not receive the monies and/or benefits specified in Section 1 of this Agreement, except for your execution of this Agreement and General Release and the fulfillment of the promises contained herein.

13. Post Closing Deliverables. You agree that immediately upon closing and receipt of the Settlement Amount, you will mark as “paid in full” and return to the Company the original note agreement between you and the Company issued in December 2006.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties successors and assigns.

15. Transfer of Securities. The Company hereby represents and warrants to you that all actions, if any, necessary to enable you to transfer the common stock and the option shares (after giving effect to the exercise of the options) in accordance with the terms and conditions of the Stock Purchase Agreement have been taken and remain in full force and effect.

YOU ARE ADVISED THAT YOU HAVE HAD UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT AND GENERAL RELEASE.

YOU MAY REVOKE THIS AGREEMENT AND GENERAL RELEASE FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY YOU SIGN THIS AGREEMENT AND GENERAL RELEASE. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO CANCER GENETICS, INC. TO THE ATTENTION OF RAJU S.K. CHAGANTI, CHAIRMAN AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO RAJU S.K. CHAGANTI, CHAIRMAN OR HIS DESIGNEE, OR MAILED TO RAJU S.K. CHAGANTI, CHAIRMAN AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER YOU SIGN THIS AGREEMENT AND GENERAL RELEASE.

YOU AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL CONSIDERATION PERIOD.

YOU FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS YOU HAVE OR MIGHT HAVE AGAINST THE RELEASED PARTIES.

YOU ACKNOWLEDGE THAT YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF YOUR OWN CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

YOU AFFIRM THAT NO OTHER PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO YOU BY ANY PERSON OR ENTITY TO CAUSE YOU TO SIGN THIS AGREEMENT, AND THAT YOU FULLY UNDERSTAND THE MEANING AND INTENT OF THIS AGREEMENT. YOU REPRESENT AND WARRANT THAT YOU HAVE HAD AN OPPORTUNITY TO FULLY DISCUSS AND REVIEW THE TERMS OF THIS AGREEMENT WITH AN ATTORNEY OF YOUR OWN CHOOSING PRIOR TO EXECUTING THIS AGREEMENT. YOU FURTHER REPRESENT THAT YOU HAVE CAREFULLY READ THIS AGREEMENT, UNDERSTAND THE CONTENTS HEREIN, AND FREELY AND VOLUNTARILY ASSENT TO ALL OF THE TERMS AND CONDITIONS SET FORTH HEREIN.

(Signature Page to Follow)

If you are in agreement with the terms and conditions set forth above, please sign below.

Very truly yours,

CANCER GENETICS, INC.

By:	/s/ Raju S.K. Chaganti
Name: Raju S.K. Chaganti
Title: Chairman

I hereby agree to the terms and conditions set forth above and I have chosen to execute this Agreement on the date below. I intend that this Agreement become a binding agreement between me and the Company.

/s/ Louis J. Maione
Louis J. Maione

Dated: June 10, 2010

EXHIBIT A

June 21, 2010

Mr. Raju S.K. Chaganti, Chairman

Cancer Genetics, Inc.

201 Route 17 North, 2nd Floor

Rutherford, NJ 07675

Re:	Agreement and General Release

Dear Dr. Chaganti:

On June 10, 2010, I signed an Agreement and General Release between Cancer Genetics, Inc. and me. I was advised in writing by Cancer Genetics, Inc. to consult with an attorney of my choosing, prior to executing this Agreement and General Release.

More than seven (7) calendar days have elapsed since I executed the above-mentioned Agreement and General Release. I have not revoked my acceptance or execution of that Agreement and General Release and hereby reaffirm my acceptance of that Agreement and General Release up through the date of this letter.

Very truly yours,

/s/ Louis J. Maione
Louis J. Maione

EXHIBIT B

Lease Obligation of the Company – Guaranteed by Louis J. Maione

1.	Lease for Office with Meadows Office, L.L.C. dated October 7, 2007.

2.	Lease for lab equipment described below:

a.	HGF 110407-5 Microarray scanner bundle from Agilent Technologies

b.	HGF 110407-6 Office furniture and equipment

c.	HGF 050409-7 Cytology/Histology equipment from Leica

EXHIBIT C

June 10, 2010

Mr. Raju S.K. Chaganti, Chairman

Cancer Genetics, Inc.

201 Route 17 North, 2nd Floor

Rutherford, NJ 07675

Re:	Resignation

Dear Dr. Chaganti:

Effective simultaneously with the Closing Date of the Agreement and General Release between Cancer Genetics, Inc. and me, I hereby resign as an officer and director or Cancer Genetics, Inc., and each of its subsidiaries.

Very truly yours,

/s/ Louis J. Maione
Louis J. Maione